Exhibit 99.1

FOR IMMEDIATE RELEASE

Thursday, June 6, 2013

Media General and Young Broadcasting Announce Merger Agreement

■	The combined company will own or operate 30 network-affiliated TV stations across 27 markets reaching 14% of U.S. TV households
■	Media General’s dual-class stock structure will be unwound as part of the transaction
■	The transaction will be immediately accretive on a free cash flow per share basis
■	New Media General intends to refinance its combined debt at a substantially lower cost of capital

Richmond, VA – Media General, Inc. (NYSE: MEG) and privately held New Young Broadcasting Holding Co., Inc., both local broadcast television and digital media companies, today announced a definitive agreement to combine the two companies in an all-stock merger transaction. The new company will retain the Media General name and will remain headquartered in Richmond, VA.

Media General owns 18 network-affiliated stations, and Young owns or operates 12 network-affiliated stations. The combination will create a company with 30 stations operating in 27 markets, reaching 16.5 million, or 14%, of U.S. TV households. On a pro forma basis, 2012 revenues were $605 million, including approximately $115 million of political revenues.

The new company will have a strong balance sheet, including significant tax carryover net operating losses that will survive the merger, and an enhanced credit profile, creating opportunities to refinance existing debt at a significantly lower cost of capital. The merger will be accretive to free cash flow in the first full year. The companies have identified $25-30 million of operating and financing synergies.

The balance of network affiliations will include CBS (11), NBC (9), ABC (7) Fox (1), CW (1) and MNT (1). Sixteen of the 30 stations are located in the Top 75 DMAs. The new company will be more geographically diverse and will have a presence in more markets that generate strong political revenues. Its increased size will enhance its ability to participate in retransmission revenue growth, share growth of national and digital advertising, and syndicated programming purchasing.

J. Stewart Bryan III, chairman of Media General, said, “The business combination of Media General and Young is a transformational event that will benefit shareholders, employees and the communities we serve. The combination provides immediate accretion to free cash flow, a strong balance sheet, the opportunity to refinance debt at a much lower cost and attractive synergies. Young’s management and its owners share Media General’s commitment to quality local journalism and to operating top-rated TV stations, making this merger a unique and compelling combination with significant growth potential. I have agreed to vote all of my shares to unwind Media General’s dual-class stock structure and to approve the transaction. I look forward to benefiting as a continuing long-term shareholder in the new Media General.”

Thomas J. Sullivan, executive chairman of New Young Broadcasting, said, “This merger is compelling on many levels and will create a company with valuable strategic assets, significant financial resources and a deep team of talented and experienced personnel. Together, these two great companies will be even better positioned to prosper in today’s competitive media environment. I look forward to joining the Media General Board of Directors and working with my new colleagues.”

George L. Mahoney, president and chief executive officer of Media General, who will retain that role following the merger, said, “We are thrilled to join forces with the Young team and add its great collection of stations and digital assets to ours. I’m very excited about the wonderful opportunities that lie ahead for the new Media General. Our stations and Young’s have earned excellent reputations as leading local content providers. In working with the Young management and owners over the past several months, it’s clear that we share strong values for customer focus and innovation and a commitment to harnessing the future in an age of rapid change. The new Media General will have a highly competitive broadcasting platform and a strong digital focus, particularly for mobile platforms. We see opportunities for organic growth and other expansion. We expect to take advantage of attractive debt markets and refinance our total debt outstanding at a much lower interest rate. We anticipate a seamless integration of operations and the ability to take advantage quickly of our new operating and financing synergies, to realize the benefits inherent in our combination. We believe the new Media General has outstanding prospects for increasing shareholder value.”

Deborah McDermott, chief executive officer of New Young Broadcasting, said, “This is an exciting day for Young Broadcasting. We’re delighted to find an outstanding strategic business partner in Media General, with its strong stations and digital platforms in attractive markets. Our companies share a commitment to quality broadcasting. Combining our two companies creates opportunities for profitable growth that neither company would be capable of achieving on its own. We look forward to working with the Media General team and to realizing the tremendous potential of this merger, including attractive near-term growth opportunities.”

Under the merger agreement, Media General will reclassify each outstanding share of its Class A and Class B common stock into one share of a newly created class of Media General common stock, which will be entitled to elect all of Media General’s directors. No additional consideration will be paid to the Class B shareholders for giving up their right to directly elect 70% of Media General’s directors. Media General will issue approximately 60.2 million shares of the new Media General common stock to Young’s shareholders. The estimated total shares outstanding after closing is 89.1 million. Media General’s pro forma ownership split will be approximately 32.5% Media General shareholders and 67.5% Young shareholders. The new Media General common stock will be listed on the NYSE and trade under the symbol MEG, subject to NYSE approval of the listing of the new shares.

Media General’s 2011/2012 average revenues were $320 million and Young’s were $219 million. Media General’s 2011/2012 average adjusted EBITDA was $90 million and Young’s was $77 million. These adjusted EBITDA amounts have been normalized for acquisitions, dispositions and certain non-recurring, one-time and other items agreed upon by both parties. Broadcast financial results in even-numbered years include political revenues and Olympics advertising, and odd-numbered years mostly reflect the absence of those revenues. The broadcast industry, therefore, typically assesses a company’s performance based on a two-year average of its financial results, which takes into account this biennial effect of political and Olympics revenues.

As of March 31, 2013, Media General’s outstanding debt was $601 million, and Young’s was $164 million. The new Media General intends to pursue a total debt refinancing of approximately $900 million, reflecting the total debt outstanding of both companies, call premiums on various debt issuances, a $50 million cash contribution to Media General’s qualified pension plan, and transaction fees and expenses. If it is able to complete the refinancing, which is subject to debt market conditions at the time of refinancing, Media General believes that its pro forma interest expense following the refinancing would be approximately $50 million per year.

Following closing, the initial Board of Directors will consist of 14 directors, including Media General’s current nine directors and Young’s current five directors. Mr. Bryan will serve as the initial chairman. At the 2014 Annual Shareholders’ Meeting, the size of the Board will be reduced to 11 directors and consist of five of the current Media General directors (to include the current chairman, vice chairman and president/CEO plus two others as designated by the Nominating Committee), the five former Young directors, and one additional director selected by the Nominating Committee. The Nominating Committee will consist of five directors, including three former Young directors and two current Media General directors.

The transaction has been unanimously approved by the Media General Board of Directors and the Young Board of Directors. It also has received the necessary approval of Young’s shareholders. The transaction is subject to the approval of Media General Class A shareholders and Class B shareholders, the Federal Communications Commission, clearance under the Hart-Scott-Rodino antitrust act, and customary third-party consents.  The D. Tennant Bryan Media Trust, which holds 85% of the company’s Class B shares, has agreed to vote in favor of the transaction. Media General will convene a special shareholders’ meeting to vote on the transaction. The time, location and other details regarding this meeting will be communicated to shareholders at a later date. Media General will file a proxy statement with the SEC regarding the transaction. The proxy statement will include detailed financial and other information about Young and its business. The transaction is expected to close in the late third or early fourth quarter of this year.

The merger agreement will be included in a Form 8-K to be filed shortly with the SEC. The 8-K filing will be available on Media General’s Website www.mediageneral.com in the Investor Relations section.

RBC Capital Markets, LLC and Fried, Frank, Harris, Shriver & Jacobson LLP are advising Media General.  Stephens Inc. and Gibson, Dunn & Crutcher LLP are advising the independent members of the Board of Directors of Media General, and Stephens delivered a fairness opinion to the full Media General Board of Directors.  Wells Fargo Securities, LLC and Debevoise & Plimpton LLP are advising Young Broadcasting.

Investor Conference Call

Media General management will hold a conference call with investors to discuss this announcement today at 10 a.m. To dial in to the call, listeners may call 800-447-0521 about 10 minutes prior to the 10:00 a.m. start. The participant passcode is “Media General.” Listeners may also access a live webcast, including a slide presentation, by logging on to www.mediageneral.com and clicking on the live webcast link.

A replay of the webcast will be available online at www.mediageneral.com beginning at 1:00 p.m. today. A telephone replay will also be available, beginning at 12:30 p.m. on June 6, 2013, and ending at 11:59 p.m. on July 14, 2013, by dialing 888-843-7419 or 630-652-3042 and using the passcode 35050084.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Media General or Young to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. There can be no assurance that the proposed merger or refinancing will occur as currently contemplated, or at all, or that the expected benefits from the transaction will be realized on the timetable currently contemplated, or at all. Additional risks and uncertainties relating to the proposed merger include, but are not limited to, uncertainties as to the satisfaction of closing conditions to the acquisition, including timing and receipt of regulatory approvals, timing and receipt of approval by the shareholders of Media General, the respective parties’ performance of their obligations under the merger agreement, and other factors affecting the execution of the transaction. Other risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, Media General’s ability to promptly and effectively integrate the businesses of the two companies, Media General’s ability to refinance the companies’ debt, any change in national and regional economic conditions, the competitiveness of political races and voter initiatives, pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by Media General and Young, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Media General’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on form 10-Q for the quarter ended March 31, 2013, included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Other unknown or unpredictable factors could also have material adverse effects on Media General’s or Young’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Media General undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Additional Information:

Media General plans to file a Proxy Statement/Prospectus with the Securities and Exchange Commission (SEC) in connection with the merger. In addition, Media General will file with the SEC other information and documents concerning the merger and the businesses of Media General and Young. WE URGE INVESTORS TO REVIEW THE PROXY STATEMENT/PROSPECTUS AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents will be available without charge on the SEC's web site at www.sec.gov and on Media General’s web site www.mediageneral.com. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

Media General and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Media General shareholders in connection with the proposed merger. Investors may obtain more detailed information regarding the names, affiliations and interests of Media General’s directors and executive officers by reading Media General’s proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on March 14, 2013. Additional information regarding potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials filed by Media General with the SEC in connection with the proposed merger when they become available.

About Media General, Inc.

Media General is a leading provider of news, information and entertainment across 18 network-affiliated broadcast television stations and their associated digital media and mobile platforms. The company’s stations serve consumers and advertisers in strong local markets, primarily in the Southeast. Media General’s television stations include affiliations with NBC (8), CBS (8), ABC (1) and CW (1). One-third of the company’s stations operate in the Top 50 markets in the United States. Media General’s stations reach more than one-third of TV households in the Southeast and more than 8% of U.S. TV households. Media General entered the television business in 1955 when it launched WFLA-TV in Tampa, Florida, as an NBC affiliate.

About New Young Broadcasting

New Young Broadcasting is a leading local media company with headquarters in Nashville, TN. The company owns and operates 12 television stations in attractive markets. Young’s station group reaches approximately 6% of total US television households and includes primary affiliations with ABC (6), CBS (3), NBC (1), FOX (1) and MyNetwork TV (1). Young television stations serve viewers and advertisers on multiple platforms in all ten markets. The company also operates 17 digital subchannels, including seven affiliates of Disney-ABC's Live Well Network, six Weather/News subchannels, one CW Plus, one MyNetwork TV affiliate, one TCN affiliate and one Antenna TV affiliate.

Contact

Lou Anne J. Nabhan

Vice President-Corporate Communications

Media General, Inc.

(804) 887-5120

lnabhan@mediageneral.com

4